UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 5, 2024
OraSure Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-16537	36-4370966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 East First Street Bethlehem, Pennsylvania	18015-1360
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: 610-882-1820
N/A
(Former Name or Former Address, if changed since Last Report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.000001 par value per share	OSUR	The Nasdaq Stock Market LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by a check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Increase in the Number of Directors on the Board of Directors and New Director Appointment

On September 5, 2024, the Board of Directors (the “Board”) of OraSure Technologies, Inc. (the “Company”) increased the number of directors who may serve on the Board from six (6) to seven (7), effective as of September 6, 2024 (the “Effective Date”), pursuant to authority granted in the Company’s Certificate of Incorporation.

In addition, on September 5, 2024, the Board appointed John P. Kenny as a new member of the Board, with such appointment to be effective as of the Effective Date. Mr. Kenny will serve as a Class I Director, with an initial term expiring at the Company’s 2025 Annual Meeting of Stockholders, and as a member of the Board’s Nominating and Corporate Governance Committee.

The Board has determined that Mr. Kenny is independent under the rules of the Nasdaq Stock Market LLC and meets the independence requirements of the Securities and Exchange Act of 1934, as amended, and the relevant rules promulgated thereunder.

Mr. Kenny will participate in the Company’s Non-Employee Director Compensation Policy (the “Policy”). A description of the Policy is set forth in the section entitled “Director Compensation,” in the Company’s Definitive Proxy Statement for the 2024 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 3, 2024.

Pursuant to the Policy and the Company’s Stock Award Plan, on the Effective Date, Mr. Kenny will be granted an initial equity award of time-vested restricted shares of the Company’s common stock having an aggregate value of $100,000. The foregoing grant will vest two years following the date of grant. Vesting will be accelerated in the event of a Change in Control (as such term is defined in the Stock Award Plan). In addition, if Mr. Kenny leaves the Board for any other reason prior to Vesting, such award shall immediately vest on a pro-rata basis based on the actual duration of Mr. Kenny’s service to the Board. Mr. Kenny will also receive cash fees and additional annual equity compensation pursuant to the Policy.

There are no arrangements or understandings between either Mr. Kenny and any other person pursuant to which he was selected as a director of the Company. Mr. Kenny does not have any familial relationship with any member of the Board or executive officer of the Company, and there are no transactions in which Mr. Kenny has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORASURE TECHNOLOGIES, INC.

Date: September 9, 2024	By:	/s/ Carrie Eglinton Manner
Carrie Eglinton Manner
President and Chief Executive Officer